EXHIBIT 99.1

SETTLEMENT AND RELEASE AGREEMENT

This Settlement and Release Agreement (“Agreement”) is made and entered as of the 1st day of November, 2010 (the “Effective Date”), between ICOP Digital, Inc. (“ICOP”) and Iroquois Master Fund, Ltd. (“Iroquois”).  ICOP and Iroquois together are referred to as the “Parties,” and sometimes individually as “Party.”

RECITALS

A.           Iroquois and ICOP entered into a Securities Purchase Agreement dated January 9, 2010 (“SPA”).

B.           ICOP issued its Series 1 Warrants to Purchase Common Stock to Iroquois (the “Warrants”).

C.           ICOP declared a one-for-ten reverse stock split on June 21, 2010 (the “Reverse Split”).

D.           Certain disputes arose between ICOP, on the one hand, and Iroquois on the other hand, relating to the SPA, the Warrants and the Reverse Stock Split (the “Dispute”).

E.           As a result of and in connection with the Dispute, Iroquois filed a Complaint (the “Complaint”) instituting a civil action against ICOP, captioned Alpha Capital Anstalt and Iroquois Master Fund, Ltd. v. ICOP Digital, Inc., United States District Court, Southern District of New York, Civil Action No. 10-CV-5924 (the “Action”).  On or about September 27, 2010. ICOP answered Iroquois’ Complaint and asserted certain counterclaims against Iroquois (the “Counterclaim”).

E.           The Parties each vigorously contest the allegations asserted against them in the Action. This Agreement is a compromise and shall not be construed as an admission of fault by any Party.  The Parties specifically deny any liability, fault, responsibility or wrongdoing; and no past or present wrongdoing, fault or responsibility on any Party’s part shall be implied by negotiation of, or entry into, this Agreement, or by any terms of this Agreement.

F.           The Parties acknowledge and agree that it is their desire and intention to effect a final and complete resolution of (1) the Dispute, and (2) all claims that were or could have been asserted in the Action or otherwise.

AGREEMENT

In consideration of the foregoing recitals, and the mutual promises and covenants set forth below, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Upon issuance of the Order referred to in paragraph 2, in exchange for Iroquois’s release of its claims herein, ICOP shall issue to Iroquois 300,000 shares of ICOP common stock (the “Shares”) valued at the closing price of such stock on the date of the execution of this Agreement, in full satisfaction of such claims.

2. The Parties agree to request the Court to hold a hearing and to issue an Order setting forth that the Shares are exempt from registration pursuant to Section 3(a)(10) of the Securities Act of 1933 so that the Shares shall be freely trading and without legend or other restriction. In the event the Court does not issue such an Order, then this Settlement Agreement shall be null and void and without any force or effect. The Parties shall cooperate with each other in establishing to the Court’s satisfaction that the proposed Share issuance qualifies for exemption from registration under the terms of Section 3(a)(10).

3. Upon issuance by the Court of the Order qualifying the Shares as exempt from registration under the terms of Section 3(a)(10):

a. ICOP will deliver the Shares to Iroquois; and

b. Iroquois will tender to ICOP for cancellation all Warrants currently held by Iroquois; and

c. The SPA will become void and no Party will have any claim against any other Party, known or unknown, asserted or unasserted under the SPA or the Warrants; and

d. Iroquois will dismiss the Complaint with prejudice and ICOP will dismiss the Counterclaim with prejudice; and

e. Iroquois on the one hand and ICOP on the other hand, individually and collectively, forever release, acquit and discharge, individually and collectively the other Party, their subsidiaries and affiliated companies, and their respective officers, directors, shareholders, managers, members, executives, employees, insurers, attorneys, predecessors, successors, heirs, trustees and assigns from any and all claims, causes of action and damages, known or unknown, asserted or unasserted, mutual mistake of fact notwithstanding (the “Released Claims”), under the SPA, the Warrants, the Reverse Split, the Dispute, the Action or otherwise, including but not limited to all claims and defenses that were or could have been asserted through the date of November 1, 2010, including but not limited to claims asserted in the lawsuit captioned Alpha Capital Anstalt and Iroquois Master Fund, Ltd v. ICOP Digital, Inc., United States District Court, Southern District of New York, Civil Action No. 10-CV-5924, or otherwise.

4. ICOP represents to Iroquois that (i) the Shares are duly authorized and, when issued pursuant to this Agreement will be duly and validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and preemptive and similar rights to subscribe for or purchase securities; (ii) ICOP has reserved from its duly authorized capital stock 300,000 shares of common stock to be delivered hereunder; (iii) the execution of this Agreement and the performance thereof by ICOP will not conflict with, violate, or cause a breach or default under any agreement to which ICOP is a party or require any waiver or consent that has not already been obtained.

5. Immediately upon the execution of this Agreement, ICOP shall apply to NASDAQ to have the Shares listed. It shall be a condition precedent to the effectiveness of this Agreement that NASDAQ approve the listing of the Shares. In the event NASDAQ for any reason fails to approve the listing of the Shares, then this Agreement shall be null and void.

6. Iroquois acknowledges that it has been adequately advised by ICOP of Iroquois’s right to attend any Court hearing on the exchange of Iroquois’s claims for the Shares, and that Iroquois has the information necessary to exercise that right. Iroquois represents that it is a sophisticated, experienced, institutional investors and that Iroquois does not require, and hereby waives, the delivery of any disclosure document, prospectus, placement memorandum or other information by ICOP before entering into this Agreement and agreeing to the exchange transaction to be effected hereby.

7. The Parties acknowledge that they may hereafter discover facts in addition to or different from those which they now know to be true with respect to the subject matter of the Released Claims, but hereby stipulate and agree that upon effectiveness of this Agreement they will have nonetheless fully, finally and forever released any and all Released Claims which now exist or heretofore existed based upon any theory of law or equity now existing or coming into existence in the future.

8. Each Party hereto shall bear its own attorneys’ fees and costs in connection with the Dispute, the Action, any fairness hearing held by the Court and the preparation of this Agreement.

9. In any action brought to enforce this Agreement, the prevailing party shall be entitled to recover its reasonable costs and attorneys’ fees.

10. Each Party represents and warrants that the claims released hereunder have not been sold, assigned, or otherwise transferred to any third party.

11. Each Party represents and warrants that it has carefully read this entire Agreement; had the opportunity to consult with legal counsel; knows the contents hereof; and signs this Agreement voluntarily and with due authorization, understanding all consequences and effects.

12. Each Party acknowledges and agrees that it has not relied on any statement, representation, omission, inducement or promise by the other Party to this Agreement (or any member, manager, officer, director, shareholder, representative, attorney, or agent for the other Party) in entering into or executing this Agreement, other than as set forth herein.

13. New York law will apply to any issue regarding the interpretation or construction of this Agreement. The Parties will request Judge John G. Koeltl of the United States District Court for the Southern District of New York to retain jurisdiction to enforce the terms of, and to resolve any disputes relating to, this Agreement. The Parties agree to the exclusive jurisdiction of the United States District Court for the Southern District of New York for any matter relating to this Agreement and will submit to the jurisdiction of that Court without protest or challenge.

14. The failure of any Party to enforce a term or condition of this Agreement does not constitute a waiver of that Party’s remedies for any breach of this Agreement. No waiver shall be binding unless executed in writing by the Party making the waiver.

15. The Parties will abide by this Agreement and will do all such acts, and prepare, execute, and deliver all such documents, as may reasonably be required to carry out this Agreement.

16. This Agreement is a compromise and shall not be construed as an admission of fault by any Party.  The Parties specifically deny any liability, fault, responsibility or wrongdoing; and no past or present wrongdoing, fault or responsibility or liability on any Party’s part shall be implied by negotiation of, or entry into, this Agreement, or by any terms of this Agreement.

17. This Agreement constitutes the entire agreement between the Parties. Prior settlement drafts and communications between the parties shall be inadmissible as evidence for any purpose in any dispute between the Parties.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each Party to the Agreement.

18. Except as otherwise herein provided, this Agreement shall be binding upon and inure to the benefit of the Parties, their predecessors, successors, heirs, and assigns.

19. This Agreement may be executed in any number of counterpart originals, each of which shall be deemed to constitute an original Agreement and all of which shall constitute one Agreement.  The execution of one counterpart by any Party shall have the same force and effect as if that Party had signed all other counterparts.

20. ICOP shall make such disclosure regarding this Agreement as is required under the federal securities law and other applicable regulations laws and regulations.

IROQUOIS MASTER FUND, LTD. By: Title:

STATE OF _____________   )
                                                      )
COUNTY OF ____________  )

Subscribed and sworn to before me on October ______, 2010, by ______________________________, (Title) of Alpha Capital Anstalt, who swore to me that he is the individual identified above.

Witness my hand and official seal.

Notary Public

My Commission expires:

________________________________

ICOP DIGITAL, INC. By: Title:

STATE OF ______________   )
                                                        )
COUNTY OF ____________    )

Subscribed and sworn to before me on October ______, 2010, by ______________________________, (Title) of ICOP Digital, Inc., who swore to me that he is the individual identified above.

Witness my hand and official seal.

Notary Public

My Commission expires:

________________________________